EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT, dated as of October 18, 2013, is entered into by and between PAN GLOBAL, CORP., a Nevada corporation (the “Company”), and BROOKSTONE PARTNERS, LLC (“Brookstone”).

WITNESSETH:

WHEREAS, Brookstone is the owner of an aggregate of 380,100,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company;

WHEREAS, Brookstone wishes to exchange 300,000,000 shares of Common Stock of the Company for an aggregate of 3,000,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Convertible Preferred Stock”), of the Company on a 1 for 100 basis (i.e., 1 share of Series C Convertible Preferred Stock for every 100 shares of Common Stock) (the “Share Exchange”); and

WHEREAS, Brookstone and the Company wish to effectuate the Share Exchange pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.	Brookstone and the Company hereby agree to exchange 300,000,000 shares of Common Stock held by Brookstone for an aggregate of 3,000,000 shares of Series C Convertible Preferred Stock of the Company pursuant to Section 3(a)(9) of the Securities Act. Thus, concurrently with the execution and delivery of this Agreement, Brookstone shall deliver to the Company certificate or certificate(s) evidencing the shares of Common Stock, with the Stock Power(s) fully endorsed on the back of such certificate(s), and the Company shall promptly issue a certificate or certificate(s) evidencing the Series C Convertible Preferred Stock to Brookstone.

2.	Brookstone represents and warrants to, and covenants and agrees with the Company as follows:

a.	Brookstone is authorized to enter into this Agreement and to consummate the Share Exchange.

b.	Brookstone has not given anything nor will give anything in exchange for the Series C Convertible Preferred Stock other than the shares of Common Stock.

c.	Brookstone is exchanging the shares of Common Stock for shares of Series C Convertible Preferred Stock for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

d.	Brookstone is (i) not a “U.S. Person” under Regulation S promulgated by the U.S. Securities and Exchange Commission, and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities of the Company.

3.	Brookstone and the Company hereby represent and warrant that no commission or other remuneration has been paid or given directly or indirectly for the solicitation of the Share Exchange.

4.	The Company represents and warrants that it is authorized to enter into this Agreement and to consummate the Share Exchange and that the shares of Series C Convertible Preferred Stock, when issued in accordance with this Agreement, shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement, the Certificate of Designations of the Series C Convertible Preferred Stock or imposed by law.

5.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement, and the Shares attached hereto, contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

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IN WITNESS WHEREOF, the Company and Brookstone have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

PAN GLOBAL, CORP

By:	/s/ BHARAT VASANDANI
Bharat Vasandani
President, Chairman of the Board,
Chief Executive Officer and Chief Financial Officer

BROOKSTONE PARTNERS, LLC

By:	/s/ STELLA LUMAWAG
Stella Lumawag
Managing Member

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